Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:	David Weinberg Chief Operating Officer John Vandemore Chief Financial Officer SKECHERS USA, Inc. (310) 318-3100
Investor Relations:	Andrew Greenebaum Addo Investor Relations (310) 829-5400
Press:	Jennifer Clay Vice President, Corporate Communications SKECHERS USA, Inc. (310) 318-3100

SKECHERS ANNOUNCES THIRD QUARTER 2020 FINANCIAL RESULTS

MANHATTAN BEACH, CA. – October 29, 2020 – SKECHERS USA, Inc. (NYSE:SKX), a global footwear leader, today announced financial results for the third quarter ended September 30, 2020.

Third Quarter Highlights

•	Sales of $1.30 billion, a 3.9 percent decrease year-over-year, but a 78.3 percent increase from second quarter 2020
•	Domestic wholesale business grew 6.3 percent year-over-year
•	Diluted earnings per share were $0.41 and adjusted diluted earnings per share were $0.53
•	China sales grew 23.9 percent year-over-year
•	Cash, cash equivalents and investments were $1.50 billion at quarter-end

“As we continued to navigate through the global pandemic in the third quarter, we capitalized on our core strengths of comfort, style, innovation and quality at a reasonable price,” began Robert Greenberg, chief executive officer of Skechers. “Skechers integrates these strengths into every collection and makes them accessible to consumers globally. Whether people continue to work remotely or return to their offices, we offer them a brand they know and trust to deliver the comfort they want. Our men’s and women’s athletic casual footwear and sandal styles experienced the strongest growth. Further, we grew our Skechers Kids business in North America despite delays to in-person classroom learning for many kids. We continue to drive sales and support our retail partners through marketing efforts that drive product awareness and inspire consumers to shop online and in stores. In the third quarter, this included the launch of our commercial featuring Dodgers ace pitcher and world champion Clayton Kershaw. Though the pandemic is still impacting economies around the world, we are confident in our product offering and our team’s ability to drive sales around the world.”

“Our third quarter sales were a significant accomplishment during a challenging period. As countries emerged from the crisis, Skechers experienced meaningful sequential sales improvement from the second quarter of 78.3 percent. We also saw a return to growth in many markets and a positive sequential trend in the quarter with September being our strongest month. This resulted in third quarter revenues of $1.30 billion, just a 3.9 percent decrease over the same period last year,” stated David Weinberg, chief operating officer of Skechers. “Our domestic wholesale business returned to mid-single digit growth as our accounts replenished with product that was in demand, and key international markets also experienced growth—especially China, Germany and Australia with strong double-digit increases. The demand in our ecommerce channels continued and we also saw strength in our re-opened big box stores. In the third quarter, we offered consumers alternative means to shop for Skechers through the launch of a new initiative to buy product online and pick up in store or curbside at Skechers retail locations across the United States. We also opened 24 Company-owned stores planned prior to COVID—including flagship locations on Rue de Rivoli in Paris, Oxford Circus in London, Shinjuku in Tokyo, and two stores in Colombia, bringing our store count to 3,770. To fuel future growth in our business, we continue to invest in our infrastructure, expanding our distribution centers in Europe and North America, opening a new logistic center in the United Kingdom, and nearing completion of our distribution center in China. Despite this difficult year, we believe our focus on building our digital initiatives and supply chain while delivering comfortable footwear globally, will result in an even stronger brand as the world continues to normalize.”

Third Quarter 2020 Financial Results

  (Dollars in millions, except per share data)

	Three months ended
	September 30,		Change
	2020	2019	$	%
Sales	$1,300.9	$1,354.0	$(53.1)	(3.9%)
Gross profit	625.1	653.1	(28.0)	(4.3%)
Gross margin	48.1%	48.2%
SG&A expenses	536.2	511.9	24.3	4.7%
As a % of sales	41.2%	37.8%
Earnings from operations	92.1	147.4	(55.3)	(37.5%)
Operating margin	7.1%	10.9%
Net earnings	64.3	103.1	(38.8)	(37.6%)
Diluted earnings per share	$0.41	$0.67	$(0.26)	(38.8%)
Adjusted diluted earnings per share	$0.53	$0.67	$(0.14)	(20.9%)

Sales decreased 3.9 percent as a result of a 4.1 percent decrease in the Company’s international business and a 3.7 percent decrease in its domestic business. Declines in the Company’s international business were driven by lower distributor and retail sales, partially offset by increases in its joint venture and subsidiary sales, including growth of 23.9 percent in China and 18.1 percent in Europe. Declines in the Company’s domestic business were driven by lower retail sales, partially offset by growth of 172.1 percent in ecommerce sales and growth in its domestic wholesale business.

The Company’s domestic wholesale sales increased 6.3 percent, international wholesale sales decreased 0.5 percent and its direct-to-consumer business decreased 16.9 percent. Direct-to-consumer comparable same store sales decreased 22.1 percent, including decreases of 20.4 percent domestically and 26.1 percent internationally.

Gross margins remained relatively flat at 48.1 percent as a result of higher promotional activity internationally, partially offset by favorable mix of online and international sales.

SG&A expenses increased $24.3 million, or 4.7 percent in the quarter. Selling expenses decreased by $11.6 million, or 11.9 percent, primarily due to lower global marketing expenses. General and administrative expenses increased by $35.9 million, or 8.7 percent. The increase was primarily the result of an $18.2 million one-time, non-cash compensation charge related to the cancellation of restricted share grants associated with a legal settlement, as well as volume driven increases in warehouse and distribution expenses in both its international and domestic businesses.

Earnings from operations decreased $55.3 million, or 37.5 percent, to $92.1 million.

Net earnings were $64.3 million and diluted earnings per share were $0.41. Adjusted to exclude the effects of the one-time non-cash compensation charge, adjusted net earnings were $82.6 million and adjusted diluted earnings per share were $0.53.

In the third quarter, the Company’s effective income tax rate was 15.4 percent.

“Skechers third quarter results illustrate the strength and resilience of our brand, as business across the globe began to recover from the effects of the global pandemic. There were many bright spots, from a return to growth in our domestic wholesale channel and continued strength in e-commerce to resurgent growth in China and Europe,” said John Vandemore, chief financial officer of Skechers. “We continue to invest for growth, including increased penetration in our direct-to-consumer channel, evident in new stores and an enhanced digital presence, as well as improved global distribution infrastructure. We firmly believe that our focused strategy on global growth and deeper, direct relationships with consumers, coupled with our financial strength and operational capabilities, will translate into long-term growth for the Skechers brand.”

Nine Months 2020 Financial Results

  (Dollars in millions, except per share data)

	Nine Months ended
	September 30,		Change
	2020	2019	$	%
Sales	$3,272.7	$3,889.3	$(616.6)	(15.9%)
Gross profit	1,541.4	1,853.4	(312.0)	(16.8%)
Gross margin	47.1%	47.7%
SG&A expenses	1,476.5	1,446.9	29.6	2.0%
As a % of sales	45.1%	37.2%
Earnings from operations	76.0	424.4	(348.4)	(82.1%)
Operating margin	2.3%	10.9%
Net earnings	45.3	287.0	(241.7)	(84.2%)
Diluted earnings per share	$0.29	$1.86	$(1.57)	(84.4%)
Adjusted diluted earnings per share	$0.41	$1.86	$(1.45)	(78.0%)

For the first nine months, sales decreased 15.9 percent, reflecting the impact of the global pandemic on its businesses worldwide.

Gross margins decreased 60 basis points to 47.1 percent due to lower international gross margins as a result of higher promotional activity.

SG&A expenses increased by 2.0 percent or $29.6 million. Selling expenses decreased by 21.7 percent or $61.0 million, primarily due to lower advertising and marketing expenses globally. General and administrative expenses increased by 7.8 percent or $90.6 million, primarily driven by increased warehouse and distribution expenses for both international and domestic businesses, and an $18.2 million one-time, non-cash compensation charge related to the cancellation of restricted share grants associated with a legal settlement.

Earnings from operations decreased $348.4 million, or 82.1 percent, to $76.0 million.

Net earnings were $45.3 million and diluted earnings per share were $0.29. Adjusted to exclude the effects of the one-time non-cash compensation charge, adjusted net earnings were $63.6 million and adjusted diluted earnings per share were $0.41.

Balance Sheet

At quarter-end, cash, cash equivalents and investments totaled $1.50 billion, an increase of $468.2 million, or 45.4 percent from December 31, 2019, and an increase of $478.1 million, or 46.8 percent, over September 30, 2019. The increase primarily reflects the drawdown of $490.0 million from the Company’s senior unsecured credit facility in the first quarter.

Total inventory was $1.05 billion, a decrease of $16.5 million or 1.5 percent from December 31, 2019, and an increase of $163.0 million or 18.3 percent over September 30, 2019. The higher year-over-year inventory levels primarily reflect growth in its international markets, particularly in China for the upcoming Single’s Day holiday.

Outlook

The Company is not providing further financial guidance at this time given the ongoing business disruption and substantial uncertainty surrounding the impact of the pandemic on its business globally.

Store Count

	Number of Store Locations as of			Number of Store Locations as of
	June 30, 2020	Opened	Closed(1)	September 30, 2020
Company-owned domestic stores	510	12	-	522
Company-owned international stores	308	12	(1)	319
Joint-venture stores	390	35	(4)	421
Distributor, licensee and franchise stores	2,407	154	(53)	2,508
Total Skechers stores	3,615	213	(58)	3,770

(1) Does not reflect temporary closures due to the COVID-19 pandemic.

Third Quarter 2020 Conference Call

The Company will host a conference call today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss its third quarter 2020 financial results. The call can be accessed on the Investor Relations section of the Company’s website at investors.skechers.com. For those unable to participate during the live broadcast, a replay will be available beginning October 29, 2020 at 7:30 p.m. ET, through November 12, 2020, at 11:59 p.m. ET. To access the replay, dial 844-512-2921 (U.S.) or 412-317-6671 (International) and use passcode: 10011381.

About SKECHERS USA, Inc.

Based in Manhattan Beach, California, Skechers designs, develops and markets a diverse range of lifestyle and performance footwear, apparel and accessories for men, women and children. The Company’s collections are available in the United States and over 170 countries and territories via department and specialty stores, and direct to consumers through 3,770 Company- and third-party-owned retail stores and e-commerce websites. The Company manages its international business through a network of global distributors, joint venture partners in Asia, Israel and Mexico, and wholly-owned subsidiaries in Canada, Japan, India, Europe and Latin America. For more information, please visit about.skechers.com and follow us on Facebook, Instagram, Twitter, and TikTok

Reference in this press release to “Sales” refers to Skechers’ net sales reported under generally accepted accounting principles in the United States. This announcement contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include, without limitation, Skechers’ future domestic and international growth, financial results and operations including expected net sales and earnings, its development of new products, future demand for its products, its planned domestic and international expansion, opening of new stores and additional expenditures, and advertising and marketing initiatives. Forward-looking statements can be identified by the use of forward-looking language such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “could,” “may,” “might,” or any variations of such words with similar meanings. Any such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements. Factors that might cause or contribute to such differences include the disruption of business and operations due to the COVID-19 pandemic; international economic, political and market conditions including the challenging consumer retail markets in the United States; sustaining, managing and forecasting costs and proper inventory levels; losing any significant customers; decreased demand by industry retailers and cancellation of order commitments due to the lack of popularity of particular designs and/or categories of products; maintaining brand image and intense competition among sellers of footwear for consumers, especially in the highly competitive performance footwear market; anticipating, identifying, interpreting or forecasting changes in fashion trends, consumer demand for the products and the various market factors described above; sales levels during the spring, back-to-school and holiday selling seasons; and other factors referenced or incorporated by reference in Skechers’ annual report on Form 10-K for the year ended December 31, 2019 and its quarterly report on Form 10-Q for the three months ended June 30, 2020. More specifically, the COVID-19 pandemic has had and is currently having a significant impact on Skechers’ business, financial conditions, cash flow and results of operations. Forward-looking statements with respect to the COVID-19 pandemic include, without limitation, Skechers’ plans in response to this pandemic. At this time, there is significant uncertainty about the COVID-19 pandemic, including without limitation, (i) the duration and extent of the impact of the pandemic, (ii) governmental responses to the pandemic, including how such responses could impact Skechers’ business and operations, as well as the operations of its factories and other business partners, (iii) the effectiveness of Skechers’ actions taken in response to these risks, and (iv) Skechers’ ability to effectively and timely adjust its plans in response to the rapidly changing retail and economic environment. Taking these and other risk factors associated with the COVID-19 pandemic into consideration, the dynamic nature of these circumstances means that what is stated in this press release could change at any time, and as a result, actual results could differ materially from those contemplated by such forward-looking statements. The risks included here are not exhaustive. Skechers operates in a very competitive and rapidly changing environment. New risks emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results. Moreover, reported results should not be considered an indication of future performance.

SKECHERS U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, dollars in thousands)

	September 30,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$1,294,222	$824,876
Short-term investments	106,767	112,037
Trade accounts receivable, net	708,947	645,303
Other receivables	74,727	53,932
Total receivables	783,674	699,235
Inventories	1,053,360	1,069,863
Prepaid expenses and other current assets	147,607	113,580
Total current assets	3,385,630	2,819,591
Property, plant and equipment, net	870,162	738,925
Operating lease right-of-use assets	1,106,047	1,073,660
Deferred tax assets	60,934	49,088
Long-term investments	98,698	94,589
Goodwill	93,497	71,412
Other assets, net	96,426	45,678
Total non-current assets	2,325,764	2,073,352
TOTAL ASSETS	$5,711,394	$4,892,943
LIABILITIES AND EQUITY
Current liabilities:
Current installments of long-term borrowings	$106,702	$66,234
Short-term borrowings	21,720	5,789
Accounts payable	742,226	764,844
Operating lease liabilities	196,760	191,129
Accrued expenses	193,032	210,235
Total current liabilities	1,260,440	1,238,231
Long-term borrowings, excluding current installments	683,611	49,183
Long-term operating lease liabilities	1,004,584	966,011
Deferred tax liabilities	11,926	322
Other long-term liabilities	109,722	103,089
Total non-current liabilities	1,809,843	1,118,605
Total liabilities	3,070,283	2,356,836
Stockholders’ equity:
Skechers U.S.A., Inc. equity	2,402,402	2,314,665
Non-controlling interests	238,709	221,442
Total stockholders' equity	2,641,111	2,536,107
TOTAL LIABILITIES AND EQUITY	$5,711,394	$4,892,943

SKECHERS U.S.A., INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited, dollars in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Sales	$1,300,886	$1,353,998	$3,272,703	$3,889,319
Cost of sales	675,765	700,934	1,731,349	2,035,911
Gross profit	625,121	653,064	1,541,354	1,853,408
Royalty income	3,216	6,285	11,061	17,827
	628,337	659,349	1,552,415	1,871,235
Operating expenses:
Selling	85,926	97,516	220,222	281,237
General and administrative	450,285	414,417	1,256,228	1,165,637
	536,211	511,933	1,476,450	1,446,874
Earnings from operations	92,126	147,416	75,965	424,361
Other income / (expense):
Interest income	1,884	3,290	5,739	9,500
Interest expense	(4,643)	(2,012)	(11,428)	(5,194)
Other, net	7,726	(4,194)	15,882	(8,628)
Total other income / (expense)	4,967	(2,916)	10,193	(4,322)
Earnings before income tax expense	97,093	144,500	86,158	420,039
Income tax expense	14,983	22,766	18,104	75,288
Net earnings	82,110	121,734	68,054	344,751
Less: Net earnings attributable to non-controlling interests	17,832	18,644	22,771	57,723
Net earnings attributable to Skechers U.S.A., Inc.	$64,278	$103,090	$45,283	$287,028
Net earnings per share attributable to Skechers U.S.A., Inc.:
Basic	$0.42	$0.67	$0.29	$1.87
Diluted	$0.41	$0.67	$0.29	$1.86
Weighted average shares used in calculating net earnings per share attributable to Skechers U.S.A, Inc.:
Basic	154,462	153,298	154,061	153,396
Diluted	154,980	153,978	154,707	154,021

SKECHERS U.S.A., INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited, dollars in thousands)

	Three months ended
	September 30,		Change
	2020	2019	$	%
Sales:
Domestic wholesale	$318,449	$299,634	$18,815	6.3%
International wholesale	643,393	646,596	(3,203)	(0.5%)
Direct-to-consumer	339,044	407,768	(68,724)	(16.9%)
Total	$1,300,886	$1,353,998	$(53,112)	(3.9%)
Gross profit:
Domestic wholesale	$123,122	$111,205	$11,917	10.7%
International wholesale	295,565	298,799	(3,234)	(1.1%)
Direct-to-consumer	206,434	243,060	(36,626)	(15.1%)
Total	$625,121	$653,064	$(27,943)	(4.3%)
Gross margin percentage:
Domestic wholesale	38.7%	37.1%
International wholesale	45.9%	46.2%
Direct-to-consumer	60.9%	59.6%
Total gross margin percentage	48.1%	48.2%

	Nine Months ended
	September 30,		Change
	2020	2019	$	%
Sales:
Domestic wholesale	$827,148	$951,635	$(124,487)	(13.1%)
International wholesale	1,603,774	1,824,214	(220,440)	(12.1%)
Direct-to-consumer	841,781	1,113,470	(271,689)	(24.4%)
Total	$3,272,703	$3,889,319	$(616,616)	(15.9%)
Gross profit:
Domestic wholesale	$318,824	$354,299	$(35,475)	(10.0%)
International wholesale	716,489	837,467	(120,978)	(14.4%)
Direct-to-consumer	506,041	661,642	(155,601)	(23.5%)
Total	$1,541,354	$1,853,408	$(312,054)	(16.8%)
Gross margin percentage:
Domestic wholesale	38.5%	37.2%
International wholesale	44.7%	45.9%
Direct-to-consumer	60.1%	59.4%
Total gross margin percentage	47.1%	47.7%

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES

(Unaudited, dollars in thousands except per share data)

Adjusted Earnings and Adjusted Diluted Earnings Per Share

We believe that Adjusted Earnings and Adjusted Diluted Earnings Per Share provides meaningful supplemental information to investors in evaluating our business performance for the three and nine months ended September 30, 2020. Adjusted Earnings and Adjusted Diluted Earnings Per Share are not measures of financial performance under GAAP and should be considered in addition to, and not a substitute for, Net Earnings and Diluted Net Earnings Per Share which are the most comparable GAAP measures. Our method of determining non-GAAP financial measures may differ from other companies’ methods and therefore may not be comparable to those used by other companies. The table below includes an adjustment for the cancellation of restricted shares in the quarter.

Constant Currency Adjustment

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of period-over-period fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the company’s performance. We calculate constant currency percentages by converting our current period local currency financial results using the prior-period exchange rates and comparing these adjusted amounts to our prior period reported results.

	Three months ended September 30,
	2020					2019	Change
	Reported GAAP Measure	Restricted share cancellation adjustment(1)	Adjusted for Non-GAAP Restricted share cancellation	Constant Currency Adjustment	Adjusted for Non-GAAP Measure	Reported GAAP Measure	$	%
Sales	$1,300,886	$-	$1,300,886	$(12,499)	$1,288,387	$1,353,998	$(65,611)	(4.8%)
Cost of sales	675,765	-	675,765	(8,646)	667,119	700,934	(33,815)	(4.8%)
Gross profit	$625,121	$-	$625,121	$(3,853)	$621,268	$653,064	$(31,796)	(4.9%)
Royalty income	3,216	-	3,216	(74)	3,142	6,285	(3,143)	(50.0%)
SG&A expenses	536,211	(18,155)	518,056	(2,624)	515,432	511,933	3,499	0.7%
Earnings from operations	$92,126	$18,155	$110,281	$(1,303)	$108,978	$147,416	$(38,438)	(26.1%)
Other income (expense)	4,967	-	4,967	(8,463)	(3,496)	(2,916)	(580)	19.9%
Income tax expense	14,983	(181)	14,802	(234)	14,568	22,766	(8,198)	(36.0%)
Less: Non-controlling interests	17,832	-	17,832	(414)	17,418	18,644	(1,226)	(6.6%)
Net earnings	$64,278	$18,336	$82,614	$(9,118)	$73,496	$103,090	$(29,594)	(28.7%)
Diluted earnings per share	$0.41	$0.12	$0.53	$(0.06)	$0.47	$0.67	$(0.20)	(29.9%)

(1)

The effect of taxes on the adjustments used to arrive at Adjusted Earnings is zero as not deductible. The additional tax expense relates to the write-off of deferred tax assets associated with the cancelled shares.

	Nine months ended September 30,
	2020					2019	Change
	Reported GAAP Measure	Restricted share cancellation adjustment(1)	Adjusted for Non-GAAP Restricted share cancellation	Constant Currency Adjustment	Adjusted for Non-GAAP Measure	Reported GAAP Measure	$	%
Sales	$3,272,703	$-	$3,272,703	$19,929	$3,292,632	$3,889,319	$(596,687)	(15.3%)
Cost of sales	1,731,349	-	1,731,349	11,555	1,742,904	2,035,911	(293,007)	(14.4%)
Gross profit	$1,541,354	$-	$1,541,354	$8,374	$1,549,728	$1,853,408	$(303,680)	(16.4%)
Royalty income	11,061	-	11,061	(223)	10,838	17,827	(6,989)	(39.2%)
SG&A expenses	1,476,450	(18,155)	1,458,295	11,880	1,470,175	1,446,874	23,301	1.6%
Earnings from operations	$75,965	$18,155	$94,120	$(3,729)	$90,391	$424,361	$(333,970)	(78.7%)
Other income (expense)	10,193	-	10,193	(3,666)	6,527	(4,322)	10,849	(251.0%)
Income tax expense	18,104	(181)	17,923	64	17,987	75,288	(57,301)	(76.1%)
Less: Non-controlling interests	22,771	-	22,771	(826)	21,945	57,723	(35,778)	(62.0%)
Net earnings	$45,283	$18,336	$63,619	$(6,633)	$56,986	$287,028	$(230,042)	(80.1%)
Diluted earnings per share	$0.29	$0.12	$0.41	$(0.04)	$0.37	$1.86	$(1.49)	(80.1%)

(1)

The effect of taxes on the adjustments used to arrive at Adjusted Earnings is zero as not deductible. The additional tax expense relates to the write-off of deferred tax assets associated with the cancelled shares.

Certain Non-GAAP Measures

We use the non-GAAP financial measures presented above to evaluate our results of operations, financial condition, liquidity and indebtedness. We believe that these non-GAAP measures provides useful information to investors regarding financial and business trends related to our results of operations, cash flows and indebtedness and that when this non-GAAP financial information is viewed with our GAAP financial information, investors are provided with valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the company’s operating performance and liquidity. In addition, these non-GAAP measures address questions the company routinely receives from analysts and investors and, in order to assure that all investors have access to similar data the company has determined that it is appropriate to make this data available to all investors. None of the non-GAAP measures presented should be considered as an alternative to net income or loss, operating income, cash flows from operating activities, total indebtedness or any other measures of operating performance and financial condition, liquidity or indebtedness derived in accordance with GAAP. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under GAAP. Our use of these terms may vary from the use of similarly-titled measures by others in our industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.